Exhibit 99.1

LIBERTY GLOBAL TO PRESENT AT THE EVERCORE ISI INAUGURAL TECHNOLOGY, MEDIA & TELECOM CONFERENCE

Denver, Colorado – May 25, 2021

Liberty Global plc (“Liberty Global”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Evercore ISI Inaugural Technology, Media & Telecom Conference on Monday, June 7, 2021 at 9:30 a.m. Eastern Time. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the Investor Relations section of our website for approximately 30 days.

ABOUT LIBERTY GLOBAL

Liberty Global (NASDAQ: LBTYA, LBTYB and LBTYK) is one of the world’s leading converged video, broadband and communications companies, with operations in seven European countries under the consumer brands Virgin Media, Telenet, UPC, the combined Sunrise UPC, as well as VodafoneZiggo, which is owned through a 50/50 joint venture. Our substantial scale and commitment to innovation enable us to invest in the infrastructure and digital platforms that empower our customers to make the most of the digital revolution.

Liberty Global delivers market-leading products through next-generation networks that connect customers subscribing to 49 million broadband, video, fixed and mobile telephony services across our brands. We also have significant investments in ITV, All3Media, CANAL+ Polska, LionsGate, the Formula E racing series and several regional sports networks.

For more information, please visit www.libertyglobal.com or contact:

Investor Relations:                Corporate Communications:
Max Adkins +44 20 8483 6336            Molly Bruce +1 303 220 4202
Steve Carroll +1 303 784 4505            Matt Beake +44 20 8483 6428